EXHIBIT 10.1

                           YEAR 2000 STOCK AWARD PLAN

1. Purpose. This Year 2002 Stock Award (the 'Plan') of Cryocon Inc., (the
'Company') for selected employees, officers, directors and key consultants and advisors to the Company is intended to advance the best interests of the Company by providing personnel who have substantial responsibility for the management and growth of the Company and its subsidiaries with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in the employ of the Company or any of its subsidiaries.

2. Administration. The Plan shall be administered by the Board of Directors of the Company (the 'Board') which shall keep the minutes of its proceedings with regard to the Plan and all records, documents, and data pertaining to its administration of the Plan. A majority of the members of the Board shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Board may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan shall be subject to the determination of the Board. The actions of the Board in exercising all of the rights, powers and authorities set out in this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on the parties.

3. Shares Available Under the Plan. The stock subject the Stock Awards shall be shares of the Company's Common Stock, without par value (the 'Common Stock').
The total number of shares of Common Stock available under the Plan shall not exceed in the aggregate 190,000. Such shares may be treasury shares or authorized but unissued shares.

4. Eligibility. The individuals who shall be eligible to participate in the Plan shall be any officer, director, employee, consultant, advisor or other person providing key services to the Company who are not engaged in any prohibited activity (hereinafter such persons may sometimes be referred to as the 'Eligible
Individuals.') Prohibited Activity shall include the following: i. services rendered to the Company not in connection with a capital raising or market making transaction; ii. services in connection with the offer or sale of securities in a capital-raising transaction that directly or indirectly promotes or maintains a market for the Company's securities. iii. services by current or future auditors of the Company. iv. services performed by compensate promoters of the Company. v. services involving any promotion or marketing of the Company or shareholder or investor relations services and vi. services in connection with a shell merger.

5. Authority to Grant Stock Awards. The Board in its discretion and subject to the provisions of the Plan, may grant the following from time to time to eligible individuals of the Company: (a) Stock Awards. The Board may award and issue shares of Common Stock under the Plan to an eligible individual ('Stock
Award'). Stock Awards may be made in lieu of cash compensation or as additional compensation. Stock Awards may also be made pursuant to performance based goals established by the Board.

Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock covered by any Stock Award, shall be determined by the
Board.

6. Stock Awards. (a) Awards in Lieu of Compensation. The Board may grant Common
Stock to an Eligible Individual under the Plan, without any payment by the individual, in lieu of certain cash compensation or as additional compensation.
The Stock Award is subject to appropriate tax withholding. After compliance with the tax withholding requirements, a stock certificate shall be issued to the individual recipient of the Stock Award. The certificate shall bear such legend, if any, as the Board determines is reasonably required by applicable law. Prior to receipt of a Stock Award, the individual must comply with appropriate requests of the Board to assure compliance with all relevant laws. (b)
Performance Based Awards. The Board may award shares of Common Stock, without any payment for such shares, to designated individuals if specified performance goals established by the Board are satisfied. The designation of an employee eligible for a specific performance based Stock Award shall be made by the Board in writing prior to the beginning of the 12-month period for which the performance is measured. The Board shall establish the number of shares to be issued to a designated employee if the performance goal is met. The Board must certify in writing that a performance goal has been met prior to issuance of any certificate for a performance based Stock Award to any employee. If the Board certifies the entitlement of an employee to the performance based Stock Award, the certificate shall be issued to the employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. Performance goals determined by the Board may be based on specified increases in net profits, stock price, Company or segment sales, market share, earnings per share, and/or return on equity.

7. The Company may, but shall not be obligated to, register any securities covered by a Stock Award pursuant to the 1933 Act (as now in effect or as hereafter amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing these shares. The Company shall not be obligated to take any other affirmative action in order to cause the
Stock Award to comply with any law or regulation of any governmental authority.

8. Employment Obligation. The granting of any Stock Award shall not impose upon the Company any obligation to employ or continue to employ any grantee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that a Stock
Award has been granted to him.

9. Changes in the Company's Capital Structure. The existence of outstanding
Stock Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common
Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
If the Company effects a subdivision or consolidation of shares or other capital readjustment, the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the
Company, then (a) the number, class and per share price of shares of Common
Stock subject to Stock Awards hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Stock Awards shall extend to such other securities) in a manner so as to entitle a grantee to receive, for the same aggregate cash consideration, and for an award of pending performance based
Stock Awards, the same total number and class or classes of shares or in the case of a dividend of, or reclassification into, other equity securities, those other securities) he would have held after adjustment if the Stock Award was earned, immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, those other securities)shall be adjusted by substituting for the total number and class of shares of stock then reserved, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each employee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above. Appropriate adjustments shall also be made to pending
Stock Awards. Except as hereinbefore expressly provided, the issue by the
Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Stock Awards.

10. Amendment or Termination of Plan. The Board may at any time alter, suspend or terminate the Plan.

11. Forfeitures. Notwithstanding any other provisions of this Plan, if the Board finds by a majority vote after full consideration of the facts that the employee, before or after termination of his employment with the Company or its subsidiaries for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or its subsidiaries, which conduct damaged the Company or its subsidiaries, or disclosed trade secrets of the Company or its subsidiaries, or (b) participated, engaged in or had a financial or other interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise, in any commercial endeavor in the United
States which is competitive with the business of the Company or its subsidiaries without the written consent of the Company or its subsidiaries, the employee shall forfeit all outstanding Stock Awards which are not fully vested, including all rights related to such matters, and including any performance based Stock
Awards to which he may be entitled, and other elections pursuant to which the
Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the employee's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation. The decision of the Board as to the cause of the employee's discharge, the damage done to the Company or its subsidiaries, and the extent of the employee's competitive activity shall be final. No decision of the Board, however, shall affect the finality of the discharge of the employee by the Company or its subsidiaries in any manner. To provide the Company with an opportunity to enforce this Section, no certificate for Stock may be issued under this Plan without the certification by the Board that no action forbidden by this provision has been raised for their determination.

12. Tax Withholding. The Company shall be entitled to deduct from other compensation payable to each employee any sums required by federal, state, or local tax law to be withheld with respect to the grant, vesting, as appropriate, of an Stock Award. In the alternative, the Company may require the employee (or other person receiving the Stock Award) to pay the sum directly to the employer corporation.

13. Written Agreement. Each Stock Award granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed herein, and shall be signed by the grantee and by an appropriate officer of the
Company on behalf of the Company. Each agreement shall contain other provisions which the Board in its discretion shall deem advisable.

14. Governing Law and Interpretation. This Plan shall be governed by the laws of the state of Florida. Headings contained in this
Plan are for convenience only and shall in no manner be construed as part of this Plan.

15. Effective Date of Plan. The Plan shall become effective as of July 1, 2002
(the 'Effective Date') and shall terminate on the 1st anniversary of the
Effective Date.